Exhibit 99.1

Accelerate Diagnostics Announces Certain Preliminary Fourth Quarter and Full-Year 2023 Results

TUCSON, Ariz., January 7, 2024 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) (Accelerate), an in vitro diagnostics company dedicated to providing services that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections, today announced certain preliminary, unaudited results for the quarter and year ended December 31, 2023.

“In 2023, we made significant progress with the development of our next-generation rapid Antimicrobial Susceptibility Testing system, Accelerate WaveTM. We continue to advance this important development program and remain on plan to begin our clinical trials in the second quarter of 2024,” commented Jack Phillips, President and CEO of Accelerate Diagnostics, Inc. “In addition, we continue to expand and secure our Pheno® customer base, with an upgrade path to Wave adoption. Based on consistent customer feedback, Wave is anticipated to set the new standard for rapid, same-shift, susceptibility testing,” Mr. Phillips continued.

2023 Fourth Quarter Operational Results

▪	Notable Wave program achievements during the quarter included:

▪	Completed Wave system integration.

▪	Significantly advanced AST performance of gram-negative positive blood culture menu for approximately 250 bug-drug combinations and running approximately 3,000 unique strains of gram-negative organisms with average time-to-results below 4.5 hours.

▪	Completed extensive reviews with U.S. and EMEA customers to validate Wave’s product specifications and menu roll-out strategy. Approximately 90% of customers have expressed interest in adopting Accelerate Wave for both rapid positive blood culture and isolated colony testing given unique perceived benefits compared to existing and emerging automated susceptibility platforms.

▪	In the US, added six new contracted Pheno instruments during the quarter, ending the quarter with 340 clinically live Pheno revenue-generating instruments and another 71 contracted Pheno instruments in the process of being implemented.

▪	Executed a collaboration and quality agreement with Bruker Corporation for the Accelerate ArcTM system, made significant progress towards completing the U.S. clinical trial and anticipate submission to the FDA during the first quarter of 2024.

Preliminary 2023 Full Year Results

▪	Secured approximately 65% of current U.S. Pheno customers to multi-year contracts for rapid susceptibility testing, reflecting customers’ commitment to Accelerate rapid AST technology and interest in Wave.

▪	Preliminary revenue was approximately $12.1 million for the year, compared to $12.8 million in the prior year. While year-over-year revenues for consumable products increased by approximately 5%, overall annual revenue was down year-over-year due to a challenging capital sales environment in all our sales regions.

▪	Ended the year with approximately $13.4 million in cash and cash equivalents, representing net cash used in the fourth quarter of approximately $7.8 million. This reflects a continued reduction in operating cash use over the prior quarters of 2023, following cost cutting measures implemented throughout 2023.

The preliminary results set forth above are unaudited, are based on management’s initial review of Accelerate’s results as of and for the year ended December 31, 2023, and are subject to revisions based upon Accelerate’s year-end closing procedures and the completion of the external audit of Accelerate’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that Accelerate’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of Accelerate’s financial results for the year ended December 31, 2023, should not be viewed as a substitute for full, audited financial statements, prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period. Accordingly, investors are cautioned not to place undue reliance on these preliminary unaudited results.

Accelerate expects to announce full-year 2023 financial results in advance of its earnings conference call in March 2024.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and “ACCELERATE WAVE” diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward-looking or may have forward-looking implications, such as, among others: the company’s anticipated results for the quarter and year ended December 31, 2023; the company’s future development plans and growth strategy, including plans and objectives relating to its future operations, products and performance; projections as to when certain key business milestones may be achieved; expectations regarding the potential or benefits of the company’s products and technologies; expectations regarding the company’s customer base and demand for its products; projections of future demand for the company’s products; the company’s continued investment in new product development to both enhance its existing products and bring new ones to market; the company’s expectations relating to current supply chain impacts and inflationary pressures; the company’s expectations regarding its commercial partnerships, such as with Bruker Corporation, including anticipated benefits from such collaboration; the company’s intentions and plans relating to clinical trials and regulatory approvals, including the company’s anticipated submission to the FDA during the first quarter of 2024 for the Accelerate Arc system; and the company’s liquidity and capital requirements, including the company’s plan to continue to focus on cash burn reductions. Actual results or developments may differ materially from those projected or implied in these forward-looking statements due to significant risks and uncertainties, including, but not limited to: volatility throughout the global economy and the related impacts to the businesses of the company’s suppliers and customers, whether due to customer demand fluctuations, supply chain constraints and inflationary pressures or otherwise; difficulties in resolving the company’s continuing financial condition and ability to obtain additional capital to meet its financial obligations; and the company’s ability to obtain any regulatory approvals. Other important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.